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                                                                    EXHIBIT 23.1

                   CONSENT OF KPMG, LLP, INDEPENDENT AUDITORS

The Board of Directors and Stockholders
Kana Communications, Inc.:

We consent to incorporation by reference in the registration statements (Nos. 333-32460, 333-93591, 333-92159, 333-87505 and 333-35730) on Form S-8 of Kana
Communications, Inc. of our reports dated January 20, 2000, except as to Note 8, which is as of February 11, 2000, relating to the balance sheets of Kana Communications, Inc. as of December 31, 1999, and 1998, and the related statements of operations and comprehensive loss, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1999, and the related financial statement schedule, which reports appear in the December 31, 1999, annual report on Form 10-K/A of Kana Communications, Inc.

                                                      /s/  KPMG LLP
                                                      ----------------------


Mountain View, California
August 29, 2000